EXHIBIT 4.3

                           FORM OF OPTION AGREEMENT


      OPTION AGREEMENT made this _____day of __________, _____, between Cadapult Graphic Systems, Inc., a Delaware corporation (the "Company"), and ________________, an employee of the Company or one or more of its subsidiaries (the "Employee").

      The Company desires, by affording the Employee an opportunity to purchase its common stock, par value $.001 per share (the "Common Shares"), to carry out the purpose of the Company's 1998 Incentive Stock Option Plan of Seafoods Plus, Ltd./Cadapult Graphic Systems Inc., which has been authorized by the Board of Directors.

      Now, therefore, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

      1. Grant of Option. The Company hereby irrevocably grants to the Employee the right and option (the "Option") to purchase all or any part of an aggregate of ________ Common Shares (such number being subject to adjustment as provided in paragraph 8 hereof) subject to and on the terms and conditions herein set forth.

      2. Purchase Price. The purchase price of the Shares covered by the Option shall be $______ per share flat or ex-dividend.

      3. Term of Option. The term of the Option shall be for a period of ten years from the date hereof, subject to earlier termination as provided in paragraphs 5, 6 and 7 hereof. The Option may be exercised within the above limitations, at any time or from time to time, as to any part of or all the shares covered thereby; provided, however, that: (a) the Option may not be exercised as to less than 100 shares at any one time (or the remaining shares then purchasable under the Option, if less than 100 shares); and (b) the Option shall not be exercisable prior to the expiration of one year from the date hereof; (c) the Option may be exercised to purchase up to _____ Common Shares upon the expiration of one year from the date hereof; (d) the Option may be exercised to purchase an additional _____ Common Shares upon the expiration of two years from the date hereof; and (e) the Option may be exercised to purchase an additional _____ Common Shares upon the expiration of three years from the date hereof. The purchase price of the shares as to which the Option shall be exercised shall be paid in full in cash at the time of exercise. Except as provided in paragraphs 6 and 7 hereof, the Option may not be exercised at any time unless the Employee shall have been in the continuous employ of the Company and/or of one or more of its subsidiaries, from the date hereof to the date of the exercise of the Option. The holder of the Option shall not have any of the rights of a shareholder with respect to the shares covered by the Option except to the extent that one or more certificates for such shares shall be delivered to the Employee upon the due exercise of the Option.

      4. Nontransferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Employee, only by the Employee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

      5. Employment. In consideration of the granting of the Option and regardless of whether or not the Option shall be exercised, the Employee agrees to remain in the employ of the Company or one or more of its subsidiaries for a period of at least one year after the date hereof; and Employee will, during such employment, devote Employee's full business time, energy, and skill to the service of the Company or one or more of its subsidiaries, subject to vacations, sick leaves, and other approved absences. Such employment, subject to the provisions of paragraph 6 hereof and subject also to the provisions of any contract between the Company or any such subsidiary and the Employee, shall be at the pleasure of the Board of Directors of each employing company and at such compensation as such employing company or companies shall reasonably determine. In the event of any termination of the Employee's employment during the period during which he has agreed by the foregoing provisions of this paragraph 5 to remain in employment that is either (a) for cause or (b) voluntary on the part of the Employee and without the consent of Employee's employing company or companies, the Option (and any other option or options held by Employee under the above-mentioned Incentive Option Plan), to the extent not previously exercised, shall immediately terminate.

      6. Termination of Employment. In the event that the employment of the Employee shall be terminated (otherwise than by reason of death), the Option may, subject to the provisions of paragraph 5 hereof, be exercised by the Employee (to the extent that Employee shall have been entitled to do so at the time and date of termination of Employee's employment) at any time within three months after such termination, but not more than ten years after the date hereof. So long as the Employee shall continue to be an employee of the Company or one or more of its subsidiaries, the Option shall not be affected by any change in Employee's duties or position. Nothing in this Option Agreement shall confer upon the Employee any right to continue in the employ of the Company or of any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate Employee's employment at any time.

      7. Death of Employee. If the Employee shall die while Employee shall be employed by the Company or one or more of its subsidiaries or within three months after the termination of Employee's employment, the Option may be exercised (to the extent that the Employee shall have been entitled to do so at the date of Employee's death) by a legatee or legatees of the Employee under Employee's last will, or by Employee's personal representatives or distributee, at any time within three years after Employee's death, but not more than five years after the date hereof.

      8. Changes in Capital Structure. If all or any portion of the Option shall be exercised subsequent to any share dividend, split-up reorganization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Common Shares or Common Shares shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which, if Common Shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in paragraph 2 hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in paragraph 2 hereof) and had not been disposed of, such person or persons would be holding, at the time of such exercise, as a result of such purchase and all such share dividends, split-ups, recapitalization, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, or liquidations; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. No adjustment shall be made in the minimum number of shares which may be purchased at any one time, as fixed by paragraph 3 hereof.

      9. Limitation. The Employee shall not exercise any one or more Options hereunder if and to the extent that the Employee would thereby be entitled to purchase Common Shares in any one calendar year the value of which, determined at the time of the grant of the Options or Options, would exceed $100,000; provided, however, that such exercise shall nonetheless be permitted if and to the extent that the right to first exercise said options shall have accumulated over a number of years rather than having first occurred in the year of exercise, to the extent in compliance with said calendar limit of accumulation.

      10. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Secretary of the Company, at the Company's executive offices. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall either:

            (a) be a notice in substantially the form attached hereto as Exhibit A (Subscription Form) or similar written notice setting forth the Employee's election to exercise the Option, accompanied by the Purchase Price, in which event the Company shall deliver a certificate or certificates representing such Common Shares as soon as practicable after the notice shall be received; or

            (b) fix a date (not less than five nor more than ten business days from the date such notice shall be received by the Company) for the payment of the full Purchase Price of such Common Shares at the Company's executive offices, against delivery of a certificate or certificates representing such Common Shares; or

            (c) be a notice in substantially the form attached hereto as Exhibit B (Cashless Exercise Form) duly executed by the Employee (such exercise being referred to herein as a "Cashless Exercise") setting forth such Employee's election to receive the number of Common Shares specified in the Cashless Exercise Form. Such presentation and surrender shall be deemed a waiver of the Employee's obligation to pay all or any portion of the Purchase Price in cash. In the event of a Cashless Exercise, the Employee hereof shall exchange Employee's Option for that number of Common Shares determined by multiplying the number of Common Shares for which the Employee desires to exercise Employee's Option by a fraction, the numerator of which shall be the result (but not less than zero) obtained by subtracting the Purchase Price then in effect from the fair market value per share (the "Fair Market Value") of the Common Shares as of the Exercise Date, and the denominator of which shall be such Fair Market Value. For purposes of any computation under this Section 10(c), the Fair Market Value of Common Shares as of any date shall be deemed to be the Fair Market Value as of the day preceding the date of exercise of the Option on the principal national or regional securities exchange on which the Common Shares are admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the closing price as reported by the Nasdaq National or SmallCap Markets, or if not then listed on the Nasdaq National or SmallCap Markets, the average of the highest reported bid and lowest reported asked prices as reported by the National Association of Securities Dealers, Inc. Over-The-Counter Bulletin Board (the "OTC Bulletin Board"), or if not then publicly traded, the fair market value of the Common Shares as determined by the Board of Directors of the Company.

      Payment of such Purchase Price shall, in either case, be made by cash or a certified or bank check payable to the order of the Company. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the Option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) had shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised, pursuant to paragraph 7 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

      11. General. The Company shall at all times during the term of the Option reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

      12. Subsidiary. As used herein, the term "subsidiary" shall mean any present or future company which would be a "subsidiary corporation" of the Corporation, as that term is defined in Section 424 of the Internal Revenue Code of 1986, as amended.

      IN WITNESS WHEREOF the Company has caused this Option Agreement to be duly executed by its officers thereunto duly authorized, and the Employee has hereunto set his/her hand and seal, all on the day and year first above written.



Corporate Seal                        CADAPULT GRAPHIC SYSTEMS, INC.


Attest:                               by:  ____________________________
                                           Michael W. Levin, President

__________________________
Frances Blanco, Secretary

                                      EMPLOYEE


                                       by:________________________

                                  EXHIBIT A


                        [FORM OF ELECTION TO PURCHASE]


      The undersigned hereby irrevocably elects to exercise the right, represented by the undersigned's Option, to purchase shares of common stock in accordance with the terms of that certain Option pursuant to the 1998 Incentive Plan. The undersigned requests that a certificate for such securities be registered in the name of __________________ whose address is ____________________ and that such Certificate be delivered to
_______________ whose address is ____________________.


Dated: _______________________



            Signature      ___________________________________________
            (Signature must conform in all respects to name of holder as specified on the face of the Option.)

            Social Security ________________________
            (or Other Identifying Number)

                                  EXHIBIT B

                            CASHLESS EXERCISE FORM
                  (To be executed upon a Cashless Exercise)



            The undersigned hereby irrevocably elects to surrender its Option for _______ shares of common stock or such lesser number of shares of common stock as may be purchased pursuant to the Cashless Exercise provisions of the Option granted under the 1998 Incentive Plan.


                     INSTRUCTION FOR REGISTRATION OF STOCK


Name:                ______________________________________________________
                     (Please typewrite or print)


Address:             ______________________________________________________
                     ______________________________________________________
                     ______________________________________________________


Signature:           ______________________________________________________



Social Security Number:____________________________________________________



            And if said number of shares shall not be all the shares exchangeable or purchasable under the Option, a new Option of like tenor is to be issued in the name of the undersigned for the balance of the shares purchasable thereunder.


                                Signature: ________________________________

                                Printed Name: _____________________________



Dated:  _______________